Exhibit 10.3

AGREEMENT FOR CONSULTING SERVICES

This Consulting Services Agreement (“Agreement”) is made and entered into by and between Derek A. Bertocci (“CONSULTANT”) and Accuray Incorporated (“ACCURAY”).  This Agreement shall be effective as of September 3, 2013 (“Effective Date”).

W I T N E S S E T H

WHEREAS, CONSULTANT has training, expertise and prior experience in the development, manufacture and sale of radiation oncology, including radiosurgery and radiation therapy technologies and devices, and in the executive management of ACCURAY; and

WHEREAS, ACCURAY desires to retain the services of CONSULTANT to provide the consulting services specified in this Agreement; and

WHEREAS, CONSULTANT desires to provide consulting services for the benefit of ACCURAY and its related entities using his knowledge, skills, experience and abilities;

NOW THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the parties hereto agree as follows:

ARTICLE I - SERVICES TO BE PROVIDED

A.  Nature of Services.  CONSULTANT shall be available to provide advice and assistance to ACCURAY and its related entities, and specifically the President and Chief Executive Officer and to the Executive Vice President and Chief Financial Officer of ACCURAY, with respect to various questions, initiatives and projects in the areas of radiosurgery and radiation therapy, and personnel, customers, prospective customers and vendors of ACCURAY (collectively, “Services”) on an as needed basis, up to a maximum of 80 hours of Services each month during the Term of this Agreement.

B.  Right of Control.  CONSULTANT shall have exclusive control over the means, manner, methods and processes by which the Services are performed.

C.  Exclusive Services.  In order to ensure that CONSULTANT is available to provide, and to devote his undivided attention and effort in providing, the Services as required by ACCURAY, and to insure compliance with the obligations in Article IV of this Agreement, CONSULTANT agrees that he will not accept any employment or engage in any other consulting, business and/or commercial activities with the following entities: Varian Medical Systems, Elekta AB, Siemens AG, Mitsubishi Heavy Industries, Brainlab AG, ViewRay Inc, Best Medical, Rotary Systems, Radiation Stabilization Solutions, Alliance Oncology, MedyTec, Oncology Systems Limited, or any of their affiliates (the “Prohibited Entities”).  In addition, in the event CONSULTANT intends to provide services related in any way to radiation oncology, including radiosurgery or radiation therapy, during the Term of this Agreement to any entity other than a Prohibited Entity, CONSULTANT shall notify ACCURAY’s General Counsel to get approval by ACCURAY and such approval shall not be unreasonably withheld.  In the event CONSULTANT desires to provide work to any of the above, then both parties could mutually agree to terminate this agreement in writing, such agreement not to be unreasonably withheld.

ARTICLE II - COMPENSATION FOR SERVICES

A.  Consulting Fees.  As payment and consideration for the Services to be provided and promises made herein by CONSULTANT, ACCURAY agrees to pay CONSULTANT a “Consulting Fee” of $27,716.67 per month for the Services.  The Consulting Fee will be paid in two equal installments each month and mailed to CONSULTANT before the 15th and last day of each month in which the Services are provided.

B.  Reimbursement of Authorized Expenses.  ACCURAY agrees to reimburse CONSULTANT for all actual out-of-pocket expenses that are necessary for the performance of CONSULTANT’s Services under this Agreement, provided, however, that any expenses must be approved in advance in writing by ACCURAY’s Chief Financial Officer.

C.  Tax Obligations.  CONSULTANT understands and agrees that all compensation to which he is entitled under the Agreement shall be reported on an IRS Form 1099, and that he is solely responsible for all income and/or other tax obligations, if any, including but not limited to all reporting and payment obligations, if any, which may arise as a consequence of any payment under this Agreement.

D.  No Benefits.  CONSULTANT understands and agrees that since he is no longer an employee of ACCURAY, he shall not be entitled to participate in ACCURAY employee benefits plans or receive any benefits provided to employees of ACCURAY, including, but not limited to participation in retirement savings or benefit plans, bonus plans and/or stock option plans beyond his participation during his employment by ACCURAY; holidays off with pay; vacation time off with pay; paid leaves of absence of any kind; and insurance coverage of any kind, specifically including, but not limited to, medical and dental insurance, workers’ compensation insurance and state disability insurance.

ARTICLE III - TERM AND TERMINATION

A.  Term of Agreement.  This Agreement shall continue in full force and effect from the Effective Date through December 3, 2013 (the “Term”).

B.  Termination Prior to Expiration of Term.  Either party hereto may terminate this Agreement at any time without cause on ten (10) business days’ advance written notice to the other.  If ACCURAY terminates the Agreement without Cause, it shall pay CONSULTANT the monthly Consulting Fee that otherwise would have been paid through the end of the Term. If CONSULTANT terminates the Agreement, ACCURAY shall have no obligation to pay any portion of the Consulting Fee after the termination is effective.  The Consulting Fee for the month in which the termination notice is effective shall be calculated by dividing the monthly Consulting Fee by the number of days in the month in which the termination is effective and multiplying that result by the number of days in the month until the termination is effective minus any portion of the Consulting Fee already paid that month.

ACCURAY may terminate this Agreement for Cause before the expiration of the Term hereof without any prior notice.  “Cause” shall mean (i) CONSULTANT’S commission of a felony, (ii) CONSULTANT’S commission of a crime involving moral turpitude or CONSULTANT’S commission of any other material act or material omission involving dishonesty, disloyalty, breach of fiduciary duty or fraud with respect to ACCURAY or any of its subsidiaries or any of their customers or suppliers, (iii) the material violation of ACCURAY’S written Code of Conduct and Ethics that was provided to CONSULTANT, as determined in ACCURAY’S reasonable sole discretion, (iv) the violation of the Foreign Corrupt Practices Act (“FCPA”), (v) CONSULTANT’S material failure to perform the normal and customary duties under the Agreement as reasonably directed by ACCURAY, provided, that any of the acts or omissions described in the foregoing clauses are not cured to ACCURAY’s reasonable satisfaction within thirty (30) days after written notice is given to CONSULTANT.  If CONSULTANT is terminated for Cause, ACCURAY shall have no obligation to pay any portion of the Consulting Fee after the termination is effective.  The Consulting Fee for the month in which the termination is effective shall be calculated by dividing the monthly Consulting Fee by the number of days in the month in which the termination is effective and multiplying that result by the number of days in the month until the termination is effective minus any portion of the Consulting Fee already paid that month.

ARTICLE IV — PROPRIETARY RIGHTS

A.  No Impediments to Providing Consulting Services.  CONSULTANT represents that he is not party to any agreement with any individual or business entity, including any relating to protection of alleged trade secrets or confidential business information that would prevent him from providing the Services or that would be violated by the providing of the Services.

B.  Confidential and Proprietary Information.  CONSULTANT acknowledges that the post-employment terms of the ACCURAY Employee Invention Assignment and Confidentiality Agreement, the Employment Agreement that existed before this Agreement and the General Release and Separation Agreement which may be entered into between ACCURAY and CONSULTANT, remain in full force and effect, specifically including the prohibitions against using or disclosing any of ACCURAY’s trade secrets or proprietary and/or confidential information learned while employed by ACCURAY during any subsequent employment.  CONSULTANT also acknowledges that during the term of this Agreement he will have access to and learn additional confidential information and/or trade secrets regarding the business of ACCURAY and its related entities, including, but not limited to, radio surgery and radiation therapy devices, and various other business, financial, technical and employee information (collectively, “Confidential and Proprietary Information”).

C.  Restrictions on Use and Disclosure of Confidential and Proprietary Information.  In addition to the confidential information obligations that continue from the period of CONSULTANT’s employment with ACCURAY, CONSULTANT agrees to hold all Confidential and Proprietary Information in trust and in the strictest of confidence, and to protect the Confidential and Proprietary Information from disclosure, and to only use such Confidential and Proprietary Information as required to perform the Services hereunder.  CONSULTANT further agrees that he will not, directly or indirectly, use, publish, disseminate or otherwise disclose any Confidential and Proprietary Information to any third party without the prior written consent of ACCURAY, which may be withheld in its absolute discretion.

D.  Return of Property.  CONSULTANT agrees not to remove any property of ACCURAY or its related entities from their premises without express permission, and to return all such property, including computer data, written materials provided to or obtained during the term of this Agreement, customer and supplier address lists, and any other items of value at the time this Agreement is terminated.

E.  No Solicitation of Customers and Vendors.   CONSULTANT further agrees that, during the term of this Agreement and for a period of one year after the termination of it, he will not directly or indirectly, either on his own behalf or on behalf of any other person or entity, use any Confidential and Proprietary Information to attempt to persuade or solicit any customer or vendor of ACCURAY to cease to do business or to reduce the amount of business which any customer or vendor has customarily done or contemplates doing with them, or to expand the customer’s or vendor’s business with a competitor of ACCURAY or its related entities.

F.  No Solicitation of Employees and Other Consultants.  CONSULTANT further agrees, that during the term of this Agreement and for a period of one year after its termination, he will not directly or indirectly, either on his own behalf or on behalf of any other person or entity, attempt to persuade or solicit any person who is an employee or consultant of ACCURAY or its related entities to terminate such employment or consulting relationship.  In addition, CONSULTANT agrees that after the termination of this Agreement he will not seek to obtain or misappropriate any of the Confidential and Proprietary Information of ACCURAY or its related entities from any of their current or former employees and consultants.

G.  Violations.  CONSULTANT agrees that ACCURAY and its related entities would be irreparably harmed by any actual or threatened violation of the promises in this Article IV, and therefore, that, in addition to other remedies, ACCURAY and its related entities will be entitled to an injunction prohibiting CONSULTANT from committing any such violations.

ARTICLE V — MISCELLANEOUS PROVISIONS

A.  Independent Contractor Status.  CONSULTANT understands and agrees that he is an independent contractor and not an employee of ACCURAY and that he shall not become an employee of ACCURAY by virtue of the performance of the services called for under this Agreement.

B.  No Office Space.  CONSULTANT understands and agrees that he will not be provided with a regular office and access to telephone, clerical support and facsimile and internet services at ACCURAY.  CONSULTANT shall at his own expense acquire, operate, maintain and repair or replace any office and equipment and supplies as maybe required for his performance of consulting services under this Agreement.

C.  Subconsultants and Other Contractors.  CONSULTANT is not authorized to engage the services of subconsultants, vendors or other contractors on behalf of ACCURAY or its related entities, unless she has obtained written authorization from ACCURAY to do so in advance.  To the extent such advance authorization has been obtained, ACCURAY will pay for the services provided by such subconsultants, vendors and/or other contractors.

D.  Consultant’s Employees.  To the extent CONSULTANT has any employees as of the date he signs this Agreement or hires any employees during the Term of this Agreement, CONSULTANT understands and agrees that all such employees shall be his employees only, and that ACCURAY shall not be an employer of the employees.  ACCURAY shall have no responsibility for providing and shall not provide directions, instructions or supervision to any of CONSULTANT’s employees.  Only CONSULTANT shall provide such directions, instructions and supervision.  In addition, all decisions with respect to the employment of CONSULTANT’s employees, if any, shall be made solely and exclusively by CONSULTANT.  ACCURAY shall have no responsibility for or input into such decisions.  CONSULTANT hereby agrees to indemnify, defend and hold ACCURAY harmless from and against any costs, losses, damages, obligations, liabilities and expenses, including attorneys’ fees, arising from or in connection with any claim asserted by any of CONSULTANT’s employees against ACCURAY based on the employees’ employment with CONSULTANT, such as claims for discrimination in employment, harassment, retaliation, violation of statutory law, and wrongful termination.

E.  No Purchases.  CONSULTANT shall not purchase materials or supplies for the accounts of ACCURAY or its related entities, or otherwise hold himself out as being authorized to make purchases for which ACCURAY or its related entities would be billed directly by the seller of the materials or supplies, unless such purchase is authorized in writing by ACCURAY in advance.

F.  Compliance with Governmental Requirements.  CONSULTANT will maintain in force and/or secure all required licenses, permits, certificates and exemptions necessary for the performance of his services under this Agreement, and at all times shall comply with all applicable federal, state and local laws, regulations and orders.

G.  Indemnification.  CONSULTANT shall indemnify and hold ACCURAY and its related entities, and the directors, officers, agents, representatives and employees of all such entities, harmless from and against any and all liabilities, losses, damages, costs, expenses, causes of action, claims, suits, legal proceedings and similar matters, including without limitation reasonable attorneys’ fees, resulting from or arising out of the failure of CONSULTANT or any of his employees to comply with and perform fully the obligations hereunder, or resulting from any act or omission on the part of CONSULTANT, provided however that the indemnification shall not apply to any good faith action on the part of the CONSULTANT that is within the scope of this Agreement.  If any cause of action, claim, suit or other legal proceeding is brought against CONSULTANT in connection with any services rendered under this Agreement, CONSULTANT shall promptly notify ACCURAY upon learning of any such proceeding.

ACCURAY shall indemnify and hold CONSULTANT and his agents, employees, representatives and heirs, harmless from and against any and all liabilities, losses, damages, costs, expenses, causes of action, claims, suits, legal proceedings and similar matters, including without limitation reasonable attorneys’ fees, resulting from or arising out of the performance of any act specifically requested or authorized by ACCURAY in connection with this Agreement.  This promise does not apply to any actions arising out of or in connection with CONSULTANT’s operation of any motor vehicle.  If any cause of action, claim, suit or other legal proceeding is brought against ACCURAY in connection with any services provided by CONSULTANT under this Agreement, ACCURAY shall promptly notify CONSULTANT upon learning of any such proceeding.

H.  Notices.  Any and all notices and other communications hereunder shall have been deemed to have been duly given when delivered personally or by e-mail during normal business hours, or 24 hours after being emailed outside of normal business hours or mailed, certified or registered mail, return receipt requested, postage prepaid, in the English language, to the addresses set forth below the signatures of the parties hereto or to such other address as either of the parties hereto may from time-to-time designate to the other party in writing.

I.  Waiver.  No purported waiver by either party hereto of any provision of this Agreement or of any breach thereof shall be deemed a waiver of such provision or breach unless such waiver is in writing signed by the party making such waiver.  No such waiver shall be deemed to be a subsequent waiver of such provision or waiver of any subsequent breach of the same or any other provision hereof.

J.  Severability.  The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, the other paragraphs shall remain fully valid and enforceable.

K.  Arbitration.  This Agreement shall in all respects be interpreted and governed by and under the laws of the State of California.  Any dispute between the parties hereto, including any dispute regarding any aspect of this Agreement or any act which allegedly has or would violate any provision of this Agreement or any law (hereinafter “Arbitrable Dispute”), will be submitted to arbitration through Judicial Arbitration and Mediation Services, Inc. (“JAMS”) in San Jose, California, unless the parties agree to another location, using the JAMS Commercial Arbitration Rules (“JAMS Rules”). The arbitrator shall be an experienced arbitrator licensed to practice law in California and selected in accordance with the JAMS Rules, unless the parties agree to another arbitrator.  Arbitration shall be the exclusive remedy for any such Arbitrable Dispute.  The decision of the arbitrator shall be final, conclusive and binding upon the parties.  Should any party to this Agreement pursue any Arbitrable Dispute by any method other than said arbitration, the responding party shall be entitled to recover from the initiating party all damages, costs, expenses and attorneys’ fees incurred as a result of such action.  This section shall not restrict the right of ACCURAY to go to court seeking injunctive relief for a violation of Article IV of this Agreement, pending the outcome of an arbitration proceeding.

L.  Sole and Entire Agreement.  This Agreement sets forth the entire agreement between the parties hereto pertaining to the subject matter hereof, and fully supersedes any and all prior agreements or understandings between the parties hereto, whether written or oral, pertaining to the subject matter hereof.  No change in, modification of, or addition, amendment or supplement to this Agreement shall be valid unless set forth in writing and signed and dated by each of the parties hereto subsequent to the execution of this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date set forth above.

/s/ Derek A. Bertocci		ACCURAY INCORPORATED
Derek A. Bertocci

Date:	September 25, 2013	By:	/s/ Darren J. Milliken
		Name:	Darren J. Milliken
Address:		Title:	Senior Vice President, General Counsel
Most recent on file with the Company		Date:	September 25, 2013

		Address:	1310 Chesapeake Terrace
Sunnyvale, CA 94089